Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE ROIVANT SCIENCES LTD. (THE “COMPANY”)
HAS DETERMINED THAT THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Master Commercial Manufacturing and Supply Agreement

between

DERMAVANT SCIENCES GmbH
Viaduktstrasse 8
4051 Basel Switzerland
(hereinafter called "Client")

and

Thermo Fisher Scientific Cork Limited
3rd Floor Kilmore House
Park Lane
Spencer Dock
Dublin 1 Ireland
(hereinafter called "Patheon")

THIS MASTER COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT (this "Agreement") WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

1.	DEFINITIONS.

1.1         Definitions. The following terms will, unless the context otherwise requires, have the respective meanings set forth below and grammatical variations of these terms will have corresponding meanings:

(a)
Affiliate shall mean (i) organisations that directly or indirectly control a party hereto, (ii) organisations that are directly or indirectly controlled by a party hereto or (iii) organisations that are directly or indirectly controlled by the ultimate parent company of a party hereto. For the purposes of this definition, the word "control" (including, with correlative meaning, the terms "controlled by" or "under the common control with") means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.

(b)
Applicable Laws means (i) for Patheon, the laws of the jurisdiction where the Manufacturing Site is located, and (ii) for Client and the Products, the laws of all jurisdictions where the products are manufactured, distributed, and marketed as these are agreed and understood by the Parties in this Agreement and the applicable Product Agreement.

(c)	Client shall mean DERMAVANT SCIENCES GmbH

(d)	Client Arising Intellectual Property shall have the meaning ascribed to it in Section 22.3.

(e)	Client Supplied Materials shall have the meaning ascribed to it in Section 7.3.

(f)	Disclosing Party shall have the meaning ascribed to it in Section 23.1.

(g)	Effective Date shall mean July 1, 2022

(h)	EMA means the European Medicines Agency.

(i)	FDA means the United States Food and Drug Administration.

(j)	Final Product(s) shall have the meaning ascribed to it in Section 13.1.

(k)
GMP shall mean those practices in the manufacture of pharmaceutical products that are recognized as the current good manufacturing practices by the FDA in accordance with FDA regulations, guidelines, and other administrative interpretations and rulings in connection therewith, including, but not limited to those regulations cited in 21 C.F.R. Parts 210 and 211 and the current International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use, Guidance for Industry Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients.

(l)
Intellectual Property shall mean anything that is protected by any patents, trademarks, copyrights, trade secrets, know-how and all other intellectual and industrial property rights (whether registered or unregistered and including rights in any application for any of the foregoing), including without limitation, work product, inventions, ideas, improvements, discoveries, enhancements, modifications, data, results, formulae, instructions, processes, protocols, techniques, methodologies, testing and control procedures, and information of every other kind and description.

(m)	Manufacturing Process shall mean the production process for the product as further described in attached product Exhibit 1 to the Product Agreement.

(n)	Manufacturing Site means the Patheon Site where a given Product is manufactured in accordance with the applicable Product Agreement.

(o)	Patheon Background Intellectual Property shall have the meaning ascribed to it in Section 22.5.

(p)	Party means Patheon or Client, and when used in the plural, means Patheon and Client together.

(q)	Product(s) means the product(s) defined in the Product Agreement.

(r)
Product Agreement means the agreement between Patheon and Client issued under this Agreement in the form set forth in Exhibit 1 under which Patheon will perform Services at a particular Manufacturing Site.

(s)	Purchased Materials shall have the meaning ascribed to it in Section 7.1.

(t)
Quality Agreement means the document, to be agreed between the Parties in good faith on or before the Effective Date, specifying quality related details of the particular goods and services to be provided, the main contacts, reporting arrangements, allocation and limits of responsibility for the two parties, inter-alia.

(u)	Recall shall have the meaning ascribed to it in Section 13.1.

(v)	Receiving Party shall have the meaning ascribed to it in Section 23.1.

(w)
Regulatory Authority means any national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body in the European Union and the United States of America having jurisdiction over the development, manufacturing and commercialization of the Product.

(x)	Services means the manufacturing and other services provided by Patheon for Client under this Agreement and the applicable Product Agreement.

(y)	Specifications means the specifications for a Product as described in the applicable Product Agreement.

(z)	Rejection Notice shall have the meaning ascribed to it in Section 11.1.

(aa)	Term means the period from the Effective Date until termination or expiration of this Agreement in accordance with Section 25.

2.	STRUCTURE OF AGREEMENT

2.1          Master Agreement. This Agreement establishes the general terms and conditions under which Patheon or any Affiliate of Patheon may perform Services for Client or any Affiliate of Client, at the manufacturing site where Patheon or its respective Affiliate resides. This "master" form of agreement is intended to allow the Parties, or any of their Affiliates, to contract for the manufacture of multiple Products through Patheon's global network of manufacturing sites through the issuance of site-specific Product Agreements without having to re-negotiate the basic terms and conditions contained herein.

2.2         Product Agreements. This Agreement is structured so that a Product Agreement may be entered into by the Parties for the manufacture of a particular Product or multiple Products at a Patheon manufacturing site. Each Product Agreement will be governed by the terms and conditions of this Agreement unless the parties to the Product Agreement expressly modify the terms and conditions of this Agreement in the Product Agreement. Unless otherwise agreed by the parties, each Product Agreement will be in the general form and contain the information set forth in Exhibit 1 hereto.

2.3         Interpretation. The division of this Agreement into Articles, Sections, Subsections, Schedules and Exhibits and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular part. Except as otherwise expressly stated or unless the context otherwise requires, all references to the singular will include the plural and vice versa. The term "including" or "includes" shall not be interpreted to limit the scope or breadth of the provisions preceding such term and shall be deemed to mean "including without limitation".

2.5           Exhibits.          The following Exhibits (including the Schedules thereto) are attached to, incorporated in, and form part of this Agreement:

Exhibit 1 - Form of Product Agreement

3.	OBJECT

3.1          Client hereby retains Patheon to manufacture and supply, for the benefit of Client certain Products and to provide other related Services; in each case in accordance with the terms of this Agreement, the applicable Product Agreement and the applicable Quality Agreement. On the terms set forth herein, Client will purchase Products from Patheon.

3.2         Patheon will make available and maintain an adequate Manufacturing Site, validated processing equipment, trained and competent personnel with relevant knowledge and experience, to render Services and manufacture Products in accordance with this Agreement and the applicable Product Agreement.

3.3        This Agreement and the relevant Product Agreement will form the basis for orders of Services and Product from Client to Patheon. This Agreement and the applicable Product Agreement form an integral part of such orders.

3.4          If there are contradictions between the provisions of this Agreement, including the applicable Product Agreement and those of an order then the provisions of this Agreement and the applicable Product Agreement will take precedence unless otherwise agreed by the Parties in writing. Any and all general terms and conditions of Patheon and Client are expressly excluded.

3.6        However, if there are contradictions between the quality provisions of the Quality Agreement and this Agreement, including the Product Agreement, then the technical quality provisions of the Quality Agreement will take precedence. This Agreement and the Product Agreement will take precedence with respect to any other terms, also including liabilities remedies or fees for quality-related services.

4.	RELATIONSHIP MANAGEMENT

4.1         Each Party will promptly after execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the Parties for the day to day interactions under this Agreement and the Product Agreements. The relationship managers will meet (which may be by telephone or video conference) on a frequency agreed between the Parties to review the current status of the business relationship and manage any issues that have arisen.

4.2          Dermavant Sciences, Inc., a Delaware corporation and an Affiliate of Client ("DSI") has been engaged by Client, pursuant to a separate services agreement, to provide day-to-day management of the matters set forth under this Agreement. References in this Agreement to Client shall mean DSI, where appropriate. However, any and all rights and obligations under this Agreement and the Product Agreements shall only exist between Patheon and Client, and DSI shall not be deemed a third-party beneficiary of this Agreement or any applicable Product Agreement.

5.	DEMAND FORECASTING

5.1          Upon execution of the applicable Product Agreement, and thereafter not less than [***] following the Effective Date, the Client shall provide to Patheon a rolling forecast schedule of its requirements of such Product for at least the following [***] or such shorter period remaining under the Term ("Long Term Forecast") . The Long Term Forecast will be provided within [***] of each [***]. The forecasted volume for [***] of such Long Term Forecast shall constitute a legally binding purchase commitment, if and to the extent such forecast is confirmed by Patheon within [***] from its receipt. Subsequent changes to such commitment require mutual written agreement of the Parties. If, for a particular Product, Patheon foresees any capacity constraint affecting any portion of any Long Term Forecast submitted by Client for such Product, it will notify Client of the details of such capacity constraint, within [***] after Client's submission of such Long Term Forecast, and promptly thereafter the Parties will meet and discuss reasonably and in good faith such capacity issue.

5.2         Notwithstanding the foregoing, the Parties may define different forecasts requirements and conditions for any given Product in the applicable Product Agreement.

5.3         If pursuant to the lead time for any Purchased Materials Patheon is required to place orders for such Purchased Materials prior to the period covered by the binding part of the forecast as set forth in Section 5.1, in order to be able to manufacture and deliver the relevant Product in accordance with the terms of this Agreement, Patheon shall notify the Client of the aggregate value of such advance orders for Purchased Materials not less than [***] prior to placing the orders. [***].

5.4          Except as otherwise provided in the Product Agreement covering manufacture of particular Product for Client, for each Product that is covered by a Product Agreement during the term of this Agreement, Patheon shall maintain, commencing on the date that is [***] after the launch of commercial sales of such Product (or at such later date as specified in writing by Client, as to a particular Product), at least two separate and distinct manufacturing sites that are fully qualified and able to perform the Services set forth herein and the Product Agreement. The details of the allocation of the manufacturing services between such sites, for a Product, shall be as agreed reasonably by the Parties at the time of qualification.

6.	PURCHASE ORDERS

6.1          With each Long Term Forecast Client will send (or will have already sent) written or electronic orders for Product to Patheon for the first [***]. Patheon will confirm acceptance of such written or electronic orders as soon as possible but at the latest within [***] by returning to Client a written or electronic confirmation-of-order bearing Client’s order number and the agreed date by which Patheon will make the relevant Product available for delivery. Such acceptance will not be unreasonably withheld provided, that the order is in accordance with the binding part of the Long Time Forecast. If Patheon fails to acknowledge receipt of a purchase order within [***], the purchase order will be considered accepted by Patheon provided, that the order is in accordance with the binding part of the Long Time Forecast. Each such accepted order is a Firm Order. To the extent that a purchase order covers amounts of Product exceeding [***], Patheon shall use commercially reasonable efforts, but shall not be obliged, to fulfill such a request for additional demand.

Notwithstanding the foregoing if Patheon has reasonable grounds for not accepting any of Client’s written orders the parties will confer (in person, by e-mail or via telephone) and in good faith negotiate revised conditions for the affected order as soon as reasonably possible.

6.2           Client’s orders shall be minimum show the Product description, quantity, price, invoicing address, delivery address, delivery dates and such other elements as the Parties may agree.

6.3          The Parties may define different order requirements for any given Product in the applicable Product Agreement.

7.	PURCHASED MATERIALS

7.1         Except as and to the extent otherwise provided in the applicable Product Agreement, it will be Patheon’s obligation hereunder to procure all materials required for the manufacture and supply of Products (“Purchased Materials”). Certain Purchased Materials may be described in a Product Agreement as “long lead-time” and/or “critical” items, and the appropriate stock level and appropriate financial responsibility for such items will be further specified in the applicable Product Agreement.

7.2         Purchased Materials will be procured and tested by Patheon as set forth in the Product Agreement and the Quality Agreement. Patheon will undertake the testing agreed in those documents to test whether the Purchased Materials meet their respective specifications and other agreed quality requirements.

7.3         Client will, at its expense, supply Patheon with sufficient quantities of any substances, raw materials or intermediates specified in the Product Agreement to be provided by Client (“Client-Supplied Materials”) for Patheon to perform the manufacturing services. Useless otherwise agreed in the Product Agreement, all shipments of Client-Supplied Materials from Client or Client’s supplier to Patheon will be made [***]. All shipments of Client-Supplied Materials will be accompanied by certificates of analysis from the manufacturer including confirmatory results demonstrating compliance with the manufacturer’s specifications, Client warrants that Client-Supplied Materials will be of a quality that allows Patheon to discharge its manufacturing obligations towards Client.

7.4        If Client-Supplied Materials or materials supplied by Client appointed vendors are not supplied timely or in accordance with the relevant specification, any cancellation, rescheduling or termination of scheduled Services will be subject to the effects of termination as set out in the applicable Product Agreement. Client will pay [***] for any failed or nonconforming Services that are the result of defects or other non-conformities in Client-Supplied Materials that could not have been discovered by Patheon by reasonable inspection or by using the agreed-upon testing methods (if any).

7.4          Client will be responsible for disclosing to Patheon all information available to it regarding health risks which may be involved in performing the manufacturing services for Client, utilizing specified Client-Supplied Materials, excipients, and other components, including without limitation, industrial hygiene data, industrial hygiene analytical methods, exposure limitations for workers involved in production, toxicology reports, and other health-related data. If reasonable industrial hygiene data is not available, Patheon may develop reasonable data at Client’s expense.

7.5         Patheon will control the unloading of Client-Supplied Materials arriving at the Manufacturing Site, and Client will comply and ensure that its carrier complies with all related reasonable unloading directions of Patheon. The Client-Supplied Materials will be held by Patheon on behalf of Client as set out in this Agreement. The Client-Supplied Materials will at all times remain the property of Client, and Client will obtain and maintain appropriate insurance coverage for such Client-Supplied Materials. Any Client-Supplied Materials received by Patheon will only be used by Patheon to perform the applicable Services.

8.	MANUFACTURING SITE

8.1          Patheon will manufacture the Product only at the Manufacturing Site. Patheon must obtain written approval of Client prior (acting reasonably) to any change of the Manufacturing Site.

8.2        Patheon will modify or maintain the Manufacturing Site as required to perform the manufacturing and other services under each Product Agreement, and will engineer, procure, install, commission, qualify, test, and validate the equipment and systems necessary to perform the manufacturing services at the Manufacturing Site in accordance with Patheon’s standard operating procedures and the Quality Agreement.

8.3       Patheon will ensure that all certificates and permits issued by local or national authorities relevant to manufacture of Products at the Manufacturing Site (in particular all documentation attesting compliance to the requirements of GMP) are in place and up to date. Upon written request Patheon will make such certificates and permits available to Client for inspection.

9.	RELEASE OF PRODUCT BY PATHEON

9.1           Patheon will release Product for delivery by the procedure set forth in the Quality Agreement.

9.2         Patheon will provide all documentation, including a certificate of analysis, containing the information set forth in the Quality Agreement with each batch of Product released for delivery to Client.

10.	DELIVERY, TITLE, RISK OF LOSS, PACKAGING

10.1      Unless otherwise agreed in the applicable Product Agreement Patheon will make delivery of each of Product [***] along with the certificate of analysis and any other documentation specified in the applicable Product Agreement or Quality Agreement. [***].

10.2       PATHEON shall, at its expense, prepare and package the Product for delivery in accordance with the packaging specification set forth in the applicable Product Agreement.

10.3        If Client fails to take Product within [***] from the agreed delivery date, the relevant Product shall be deemed delivered, and Patheon shall be entitled to invoice the shipment, and Client shall be obliged to pay the amounts in all invoices within [***] after receipt of the invoice. Furthermore, Client shall pay to Patheon adequate storage and handling fees in connection with the further warehousing of the relevant Product which Patheon may arrange at its reasonable discretion.

11.	PRODUCT ACCEPTANCE

11.1        All shipments of Product shall be deemed accepted by Client unless Client, acting reasonably and in good faith, gives written notice of rejection (hereafter referred to as a “Rejection Notice”) to Patheon [***] (i) after delivery of such Product or, (ii) where the defect is reasonably unable to be discovered upon a diligent inspection at such time, within [***] after discovery of such defect by Client, provided that Client can establish that the defect resulted from Patheon’s breach of its obligations and already existed at the time of delivery of the relevant Product.

11.2       The Rejection Notice shall state in reasonable detail the reason why the Product is rejected. Any Rejection Notice shall be accompanied by copies of all written reports relating to tests, studies or investigations performed to that date by or for Client on the rejected Product.

11.3        Upon Patheon’s written request, Client shall return, at Patheon’s expense, the rejected Product or samples thereof to Patheon for further testing. All related delivery costs, including insurance, incident to the return of Product shall be paid by Patheon. If it is later determined by an independent laboratory or consultant or mutually agreed by the parties that the Product had not been defective, Client shall reimburse Patheon for the related expenses.

11.4        The test results or basis for rejection generated by Client shall be conclusive, unless Patheon notifies Client within [***] of receipt of the Rejection Notice that it disagrees with such test results and or the rejection. In this case the rejected Product will be reviewed for conformity by an independent testing laboratory or by an independent GMP consultant acceptable to Client and Patheon. The result of such independent analysis will be binding for both Client and Patheon solely for the purpose of determining whether the rejected Product conforms to the agreed quality standards.

11.5       If the independent testing laboratory or independent GMP consultant referred to in Section 11.4 finds that Product was manufactured in conformity to the agreed quality standards and Client’s rejection was unjustified, Client will pay Patheon for the batches of Product in question and for the costs of the independent testing. Otherwise Patheon will pay for the costs of the independent testing and the remedial procedure set forth in Section 11.4.

12.	REMEDIES

12.1        If Patheon accepts or if the independent testing laboratory or GMP consultant referred to in Section 11.4 finds that Client's rejection is justified, Patheon will [***]

(a)
as soon as reasonably possible given Patheon’s other existing manufacturing commitments at the Manufacturing Site manufacture and deliver to Client sufficient Product to replace the defective batches, or

(b)	reimburse or credit the amounts paid by Client for the defective batches.

12.2       For greater certainty, Patheon’s responsibility for any loss of Client-Supplied Materials in rejected Product will be subject to the limitation of liability as per Section 21.

12.3        Client shall be entitled to suspend payment for Product which is rejected in good faith and in accordance with the terms of this Agreement.

12.4      [***]

13.	PRODUCT RECALLS

13.1       Client and Patheon will each maintain records necessary to permit a Recall (as defined below) of any Products or final dosage form products containing Product(s) (hereinafter referred to as “Final Products”). Each party will promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of Products or Final Products or which might result in the Recall or seizure. Upon receiving this notice or upon this discovery, each party will stop making any further shipments until a decision has been made whether a Recall or some other corrective action is necessary. Patheon will cooperate as reasonably required by Client, having regard to all applicable laws and regulations. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by Client. "Recall" will mean any action (i) by Client to recover title to or possession of quantities of Products or Final Products sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Final Products from the market); or (ii) by any regulatory authorities to detain or destroy any Products or Final Products.

13.2        Client will have the responsibility for handling customer returns of the Products or Final Products. Patheon will give Client reasonable assistance that Client may reasonably require to handle the returns.

13.3       If it is determined that Product was not manufactured in conformity to the agreed quality standards, then Patheon will be responsible for the documented out-of-pocket expenses of the Recall or return and will use its commercially reasonable efforts to replace the recalled Products with new Products with new Products, provided that Patheon’s liability for any Recall expenses or costs of Client shall be subject to the limitation of liability as per Section 21. If Patheon is unable to replace the recalled Products, then Client may [***]. In all other circumstances, Recalls, returns, or other corrective actions will be made [***].

14.	INSPECTION, AUDITS

14.1       Patheon will [***] accept inspections/audits by a Regulatory Authority or Client during normal working hours, of premises and facilities related to performance of Patheon’s obligation under this Agreement and the relevant Product Agreement, including the storage and/or analysis and/or manufacture of Purchased Materials, Client-Supplied Materials and Products. The foregoing will include access for Client to perform, directly or through its representatives, a GMP compliance audit [***] every [***] per Manufacturing Site where Products are manufactured. For clarity this restrictions does not apply to “For Cause Audits” , and additional follow-up audits Client reasonably believes to be necessary as a result of the findings in any foregoing audits, all in accordance with the audit provisions set forth in the Quality Agreement. All Client audits or inspections shall be limited to [***] inspectors for [***] per Manufacturing Site. Any additional Client audit or inspection requirements shall be chargeable by Patheon at Patheon’s then standard rates.

[***]. Client will write a report after any such audit and make this available to Patheon.

14.2        Patheon will [***] inform Client of any notice of inspections to be carried out by a Regulatory Authority and, to the extent reasonably practicable and permissible, shall allow Client to be present at the Manufacturing Site to support Patheon during the audit or inspection, but not to participate. The responsibility for conducting the audit or inspection rests with Patheon. In each such case, whether or not Client was present at the Manufacturing Site during such audit or inspection, Patheon shall provide to Client copies of any document of action (e.g., FDA Form 483 inspection observation report, regulatory letters, etc.) resulting from such audits or inspections, which pertains to the Product, any component thereof, or any portion of Patheon’s facility used or likely to be used in connection with the activities of Patheon to be conducted under this Agreement, within the period specified in the Quality Agreement after receipt (redacted, however, to remove any information that does not specifically relate to Client or the Product). Should either Patheon or Client receive any such document of action, it shall so notify the other within the period specified in the Quality Agreement after receipt and shall provide to the other an opportunity, to the extent feasible and permissible under the circumstances, to provide input to any response to any such document of action.

14.3        Patheon will keep complete and accurate records of the manufacture, testing, and shipping of the Products, and retain samples of the Products as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, Applicable Laws, GMP and the Quality Agreement. Copies of the records and samples will be retained as and for the period specified in the Quality Agreement or required under Applicable Laws. Patheon reserves the right to destroy or return to Client, [***], any document or samples for which the retention period has expired if Client fails to arrange for destruction or return within [***] of receipt of notice from Patheon.

15.	PRICES

15.1        Client will pay Patheon the Prices as set out in the applicable Product Agreement, including any advance payments as specified therein.

15.2        Client will reimburse Patheon for [***], as set forth in the applicable Product Agreement.

15.3       Each Patheon invoice will be due and payable within [***] of the date of the invoice. Patheon will email the invoice on the date issued to the email address provided by Client.

15.4        [***]

15.5        [***] will be applied to the actual Costs of Purchased Materials as calculated at the end of the calendar year.

15.6        If any portion of an invoice is disputed, Client will pay Patheon the undisputed amount and the Parties will use good faith efforts to resolve the disputed amount as soon as practicable. Interest on undisputed past due accounts will accrue at a rate of [***].

15.7        [***]

15.8        Unless otherwise explicitly agreed in the applicable Product Agreement all monetary amounts will be invoiced and paid in [***]

16.	TAXES

16.1        VAT
16.1.1 Any payment due to Patheon under a Product Agreement in consideration for the provision of manufacturing or other services to Client by Patheon is exclusive of value added taxes (“VAT”), turnover taxes, sales taxes or similar taxes, including any related interest and penalties (together referred to as “Transaction Tax”). If any Transaction Tax is payable on a service supplied by Patheon to Client under a Product Agreement, this Transaction Tax will be added to the invoice amount and will be for the account of (and reimbursable to Patheon by) Client.

16.1.2 If any Transaction Tax on the supplies by Patheon is payable by Client under a reverse charge or withholding procedure (i.e., shifting of liability, accounting or payment requirement to recipient of supplies), Client will ensure that Patheon will not effectively be held liable for this Transaction Tax by the relevant taxing authorities or other parties.

16.1.3 Where applicable, Patheon will use its reasonable commercial efforts to ensure that its invoices to Client are issued in a way to meet the requirements for deduction of input VAT by Client, if Client is permitted by law to do so.

16.1.4 Each party will provide the other with reasonable assistance to enable the recovery, as permitted by applicable laws, of Transaction Tax resulting from payments made under a Product Agreement, any recovery to be for the benefit of the party bearing the Transaction Tax.

16.1.5 For the avoidance of doubt, reference to the Services in this Section also includes any element (or the entirety) of the Services characterized as a supply of goods by Patheon or any tax authority for Transaction Tax purposes.

16.2        Duties.
16.2.1 Client will bear the cost of all duties, levies, tariffs and similar charges (and any related interest and penalties) (together “Duties”) however designated, arising from the performance of the services by Patheon. If Duties are incurred by Patheon, then Patheon will be entitled to invoice Client for these Duties at the time that they are incurred.

16.3        Withholding Tax.
16.3.1 Where any sum due to be paid to Patheon hereunder is subject to any withholding or similar tax, Client will pay the withholding or similar tax to the appropriate government authority without deduction from or offset of the amount then due to Patheon. The parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate or enable the recovery of any tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Client to Patheon under a Product Agreement.

16.3.2 Patheon will provide Client any tax forms that may be reasonably necessary in order for Client not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.

16.3.3 Each party will provide the other with reasonable assistance to enable the recovery, as permitted by applicable laws, of withholding taxes, or similar obligations resulting from payments made under a Product Agreement, any recovery to be for the benefit of the party bearing the withholding tax.

17.	SUBCONTRACTING

Patheon may use subcontractors as listed in the applicable Product Agreement. Patheon may use additional subcontractors with the written consent of Client, which consent will not be unreasonably withheld. Subject to Section 21, Patheon will remain liable to Client for any breach of this Agreement, the Quality Agreement or such Product Agreement by, or the negligence or willful misconduct of, its Affiliates or permitted subcontractors in the course of performing (i) Services under a Product Agreement, or (ii) obligations under the Quality Agreement.

18.	QUALITY REQUIREMENTS

18.1        Unless otherwise specified in the applicable Product Agreement Patheon will manufacture Product in conformity to

(a)	GMP
(b)	the Manufacturing Process
(c)	the Specification, and
(d)	the Quality Agreement

18.2       The parties recognize that if and to the extent that certain manufacturing or other services of Patheon are of a developmental, experimental or research nature (“Developmental Services”), Patheon will use commercially reasonable efforts to successfully complete such services, but has no legal obligation to do so. Patheon hereby disclaims any warranties that such Developmental Services will be successfully completed, or successfully completed within the contemplated time period, despite Patheon’s commercially reasonable efforts to do so.

19.	REPRESENTATIONS AND WARRANTIES.

19.1        By Patheon

19.1.1 Patheon warrants, represents and certifies that it, its Affiliates and to the best of its knowledge its subcontractors that provide Services under this Agreement or a Product Agreement are not debarred under 21 U.S.C. 335(a) and the services of any persons debarred under Section 306 (a) or (b) of the Federal Food, Drug and Cosmetic Act or convicted of a crime for which a person could be debarred were not and will not be used in any capacity in conjunction with the any services for Client hereunder, and if Patheon is debarred or receives notice of an action or threat of action of debarment or if Patheon receives notice or becomes aware of the debarment or threat of action of debarment of any individual or entity providing services hereunder, Patheon shall promptly notify Client and Client shall have the right to terminate the relevant Product Agreement with no further obligations owed immediately upon receipt of such notice.

19.1.2  To Patheon's Knowledge on due inquiry, it has all necessary rights to perform the services to be carried out pursuant to this Agreement and any Product Agreement and that the performance of such services by Patheon, its Affiliates or its or their contractors or agents will not infringe any third party rights or intellectual property rights, provided that this confirmation and warranty shall not apply to third party claims that result from the use of Client s Manufacturing Process or any other technology or information provided by Client to Patheon for the performance of services under any Product Agreement.

19.2        By Client

19.2.1 To Clients knowledge on due inquiry, (i) Client has all necessary rights to perform its obligations under this Agreement and (ii) [***]

19.3        By Patheon and Client

19.3.1  Patheon and Client represent and warrant that they will perform their respective obligations under this Agreement and any Product Agreement in compliance with Applicable Laws.

19.3.2 Patheon and Client represent and warrant (i) to comply with all applicable laws, statutes and regulations relating to anti-bribery and anti-corruption including but not limited to the U.S. Foreign Corrupt Practices Act and the UK Bribery Act (collectively, the “Relevant Laws”), (ii) to have and maintain in place throughout the team of this Agreement their own policies and procedures to ensure compliance with the Relevant Laws (and to provide a copy to the other party on request) and will appropriately enforce those policies and procedures including providing training; and (iii) that no employee, contractor, supplier, agent, broker, or entity will offer or pay anything of value to a public or private official intending to influence or induce an official act or decision or to obtain an improper advantage.

A material breach of this Section 19.3.2 will be considered a material breach of this Agreement. If there is a material breach of this Section, the aggrieved party will have the right to terminate this Agreement and any Product Agreement then in force, without any liability to the other party.

19.4      NO ADDITIONAL WARRANTIES.   EXCEPT   FOR   THE WARRANTIES EXPLICITLY SET FORTH IN THIS ARTICLE 19 OR ELSEWHERE IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

20.	INDEMNITY

20.1        Indemnification by Client. Subject to Sections 20.2 and 21 Client will defend and indemnify Patheon, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Patheon Indemnitees”) from all third-party (other than Affiliates) actions, causes of action, subpoenas, costs (including reasonable legal fees), claims, damages, liabilities and expenses (collectively, “Losses”) relating to or arising from:
(i)            the distribution of Client’s Product or the use of Client’s Product;
(ii)           personal injury to any employee of Patheon directly or indirectly caused by Client Product;
(iii)         any misrepresentation, negligence or willful misconduct by Client or any of its Affiliates and their respective directors, officers, employees and agents (collectively, “Client Indemnitees”); or
(iv)         any claim of infringement that is related to Patheon’s use of Client’s Intellectual Property (including any Arising Client Intellectual Property) to perform manufacturing or other services under a Product Agreement.

This indemnity will not apply to the extent that these Losses are those for which Patheon is obligated to indemnify the Client Indemnitees under Section

20.2        Indemnification by Patheon. Subject to Sections 20.2 and 21 Patheon will defend and indemnify Client Indemnitees from all Losses relating to or arising from:
(i)        any misrepresentation, negligence or willful misconduct by Patheon or any of its Affiliates and their respective directors, officers, employees and agents (collectively “Patheon Indemnitees”);

(ii)     any failure to manufacture Client’s Product in accordance with GMP or the Specifications, where applicable under the relevant Product Agreement;

(iii)      the breach by Patheon of any of its warranties under this Agreement; or

(iv)      any claim of infringement of any third party's intellectual property rights in or by Patheon’s or its Affiliates’ Intellectual Property that is used to perform services under a Product Agreement.

This indemnity will not apply to the extent that these Losses are those for which Client is obligated to indemnify the Patheon Indemnitees under Section 20.1.

20.3      If a claim occurs under Section 20.1 or 20.2, the indemnified party will: (a) promptly notify the indemnifying party of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with the indemnifying party in the defense of the claim; and (d) permit the indemnifying party to control the defense and settlement of the claim, all at the indemnifying party's cost and expense.

21.	LIMITATION OF LIABILITY

21.1       Under no circumstances whatsoever will either Party be liable to the other Party, whether in contract, tort, negligence, indemnity, breach of statutory duty, or otherwise, for (i) any consequential damages or penalty caused by delay, any loss of profits, of production, of anticipated savings, of business, of goodwill, or of use of the Product or any costs of any substitute services; or (ii) any reliance damages, including costs or expenditures incurred to evaluate the viability of entering into this Agreement; or (iii) any consequential, indirect, incidental, punitive, exemplary or special damages incurred by the other Party; or (iv) for any other liability, damages, costs, penalty, or expense of any kind of an indirect, punitive or consequential nature regardless of any notice of the possibility of these damages.

21.2        Patheon’s and its Affiliates’ aggregate annual maximum liability to Client under any Product Agreement or otherwise for any reason whatsoever, including, without limitation, any liability arising under Section 13, or resulting from any and all breaches of its representations, warranties, or any other obligations under this Agreement or any Product Agreement will not exceed, [***]. Notwithstanding the foregoing, Patheon's aggregate liability for loss of Client-Supplied Materials will not exceed [***].

21.3       Nothing in this Agreement is intended to limit either Party's liability for death, personal injury or fraudulent misrepresentation caused by its negligence.

21.4        Unless expressly provided in this Agreement or a Product Agreement, no term of this Agreement or a Product Agreement is enforceable by any person who is not a party to it.

21.5        The limitations or exclusions of liability hereunder do not apply to breach of confidentiality and intellectual property conditions contained in this Agreement.

21.6       Each Party agrees to buy and shall maintain adequate liability insurance coverage in accordance with pharmaceutical industry standards for damages arising in connection with this Agreement, throughout the Term, and for a period of at least [***] thereafter. Each Party shall submit to the other Party evidence of such insurance upon request. Such insurance may consist of commercially reasonable primary, umbrella and excess insurance policies, including deductibles and self-insured retentions.

22.	INTELLECTUAL PROPERTY

22.1       The term “Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, trademarks, trademark applications, trade names, trade secrets, inventions, copyright, industrial designs, data and know-how.

22.2       For the term of a Product Agreement, Client hereby grants to Patheon, a non- exclusive, paid-up, royalty-free, non-transferable license of Client's Intellectual Property that Patheon must use in order to perform the Services under the applicable Product Agreement, solely to perform the Services for Client under Product Agreements, and for no other purpose.

22.3        All Intellectual Property generated or derived by Patheon while performing Services under a Product Agreement, to the extent it is specific to or dependent upon Client's Product or the manufacture or use thereof that is the subject of the Services, will be the exclusive property of Client ("Arising Client Intellectual Property"), Patheon shall disclose to Client and hereby assigns to Client the entire rights, title and interest in and to all Arising Client Intellectual Property created, made, discovered or obtained by Patheon or its Affiliates under this Agreement or a Product Agreement.

22.4        If Client intends to file a patent application relating to any Arising Client Intellectual Property, Client will give Patheon reasonable time prior to the filing date to review and confirm the inventorship, accuracy of disclosure, and adherence to this Article 22 in the intended filing. Patheon will perform this review and make any suggested revisions to the filing as soon as reasonably practicable and Client will compensate Patheon for all reasonable time devoted and expenses incurred.

22.5        Patheon has Intellectual Property developed, owned or licensed by Patheon outside the scope of this Agreement or a Product Agreement and the services hereunder (“Patheon Background IP”). Patheon Background IP may be utilized and incorporated in the performance of services under a Product Agreement, but Patheon Background IP will not be used for any services related directly to the manufacture of Client Product unless Client has consented to this use upfront in writing. If Patheon and Client agree in writing to use Patheon Background IP to manufacture Client’s Product and to corresponding conditions and licenses to Client, Patheon will incorporate the Patheon Background IP into the manufacture of Client’s Product. The parties will negotiate in good faith the terms of the license, which will be commercially reasonable and consistent with customary terms in the contract manufacturing industry.

If Patheon uses any Patheon Background IP while performing services under a Product Agreement or incorporates any Patheon Background IP into the manufacture of Client’s Product without obtaining Client's prior written approval, Patheon will be considered to have granted Client a fully paid-up, royalty free, worldwide, perpetual license for Client’s use, so that Client can manufacture, use, sell, offer for sale, import, export or otherwise exploit or dispose of Client’s Product.

23.	CONFIDENTIALITY

23.1        Confidentiality of information disclosed by one of the parties hereto (the ‘Disclosing Party’) to the other (the ‘Receiving Party’) is governed by Section 23.2.

23.2        All information regarding the Products and the Disclosing Party’s business in general given or known to the Receiving Party by the Disclosing Party hereunder and the existence and contents of this Agreement are confidential. During the term of this Agreement and for [***] thereafter, unless any written consent by the Disclosing Party or written agreement between the parties provides otherwise, the Receiving Party must treat such information in strict confidence as it would treat its own proprietary information. The Receiving Party may not divulge such information to any third party except to the extent required to obtain official licenses from local or national authorities or to comply with legal requirements. The Receiving Party must ensure that such information is not used for any purpose other than that set forth in this Agreement except when

(a) such information is public knowledge or after disclosure hereunder becomes public knowledge through no fault of the Receiving Party

(b) such information can be shown by the Receiving Party to have been in its possession on a non-confidential basis prior to receipt hereunder

(c) such information is received by the Receiving Party from any third party for use or disclosure by the Receiving Party without obligation to the Disclosing Party, or

(d) the Receiving party can show that such information was developed independently by the Receiving party or any of its Affiliates without recourse to the information disclosed hereunder.

The burden of proof regarding the existence of any of the above contingencies will lie with the Receiving Party.

23.3        In the context of this section Affiliates will not be considered as third parties provided that they assume the secrecy obligations set forth in this Agreement and are therefore bound to the secrecy obligations of the respective party hereto. Each party shall be liable towards the other party for the compliance of its Affiliates with the secrecy and non-use obligations hereunder.

23.4        Both Parties agree that upon termination or expiration of this Agreement, or, at the other's request, and subject only to any applicable regulatory requirements, it shall (and shall cause its directors, officers, employees, contractors, agents, representatives and advisors to) return to the other Party all parts of the other Party's confidential information and return or destroy any copies thereof made by it, its Affiliates and their respective directors, officers, employees, contractors, agents or representatives. However, each Party may retain one (1) copy of the other Party's confidential information for archival purposes. Article 23 shall remain binding on the parties during the Term of this Agreement and for a further period of [***] after the expiration or termination of this Agreement, regardless of the cause of such expiration or termination or from last disclosure, whichever is longer.

23.5         Each Party acknowledges that disclosure or distribution of the other Party's confidential information or use of the other Party's confidential information contrary to the terms of this Agreement may cause irreparable harm for which damages at law may not be an adequate remedy, and agrees that the provisions of this Agreement prohibiting disclosure or distribution of the other Party's confidential information or use contrary to the provisions hereof may be  specifically enforced by a court of competent jurisdiction without the necessity of proving actual damages in addition to any and all other remedies available at law or in equity.

23.6        Notwithstanding any other provision of this Agreement, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent required, as advised by counsel, in response to a valid order of a court or other governmental body or as required by law, regulation or stock exchange rule, provided that the Receiving Party will advise the Disclosing Party reasonably in advance of the disclosure and limit the required disclosure to the extent practicable and permissible by the order, law, regulation or stock exchange rule and any other applicable law, will reasonably cooperate with the Disclosing Party, if required, in seeking an appropriate protective order or other remedy, and will otherwise continue to perform its obligations of confidentiality set out in this Agreement. If any public disclosure is required by law, the Parties will consult concerning the form of announcement prior to the public disclosure being made.

24.	FORCE MAJEURE

Except for payment obligations, neither party will be responsible for delay or failure in performance resulting from acts beyond the reasonable control and without the fault or negligence of the party, including, but not limited to, strikes or other labour disturbances, lockouts, quarantines, communicable disease outbreaks, riots, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components or compliance with any order or regulation of any government entity.

25.	TERM AND TERMINATION

25.1       This Agreement will remain in effect until five (5) years following the Effective Date ("Initial Term") and will automatically renew for additional three (3) year periods (each a "Renewal Term" and collectively with the Initial Term the "Term") unless either Party gives the other Party notice of non-renewal more than [***] prior to the end of the then existing Term, but the Term will automatically be extended (even if notice of non-renewal has been given) to allow for completion of Services under any active Product Agreement.

25.2        Either Party may terminate this Agreement or any Product Agreement on written notice if the other Party is in material breach of any part of the Product Agreement and fails to remedy the breach within [***], or such other time period as may be reasonably necessary to remedy the breach, after receiving notice of the breach from the aggrieved Party or if the other Party is subject to any insolvency event.

25.3        Client may terminate this Agreement or a Product Agreement by giving [***] notice for any business reason. A termination by Client for any reason other than under Section 25.2 above or a termination by Patheon for material breach by Client pursuant to Section 25.2, will be subject to the effects of termination as set forth in the applicable Product Agreement.

25.4         Patheon may terminate a Product Agreement on written notice to Client:

(i)           if Client requests to reschedule any part of manufacturing services beyond [***];
(ii)           after [***] of inactivity on the project covered by the applicable Product Agreement; or
(iii)        if Patheon determines that it is unable to perform manufacturing or other services under a Product Agreement in a safe and effective way in accordance with applicable regulatory requirements (including OSHA and FDA regulations and the equivalent regulations in the relevant territory) and applicable specifications for reasons that are not attributable to Patheon.

25.5       If a Product Agreement is completed, expires, or is terminated by either Party as provided for herein, Patheon may credit any outstanding balances owed to Client including any un-applied advance payment or deposit and Client will pay:

(i)       any fees and expenses due to Patheon for the Services rendered up to the date of completion, expiry or termination.

(ii)      all actual costs and expenses, [***], incurred by Patheon to complete wind-down activities as agreed by the Parties.

25.6       Sections [***] and other terms that by their nature are intended to survive will survive expiry or termination of this Agreement and continue to be enforceable.

26.	MISCELLANEOUS

26.1      Entire Agreement. This Agreement together with any Product Agreements and quality agreements entered into thereunder, and any other agreements (e.g., Confidentiality Agreements) that are expressly entered into hereunder, are the complete agreement between the Parties for this subject matter and supersedes all other prior agreements, representations and understandings, whether written or oral. Except as otherwise provided in this Agreement, any modifications, amendment or supplement to this Agreement or any Product Agreement must be in writing and signed by authorized representatives of both Parties.

26.2       Assignment. Neither this Agreement or any Product Agreement, nor any of either Party's rights or obligations hereunder, may be assigned, novated or otherwise transferred by either party without the prior written consent of the other Party, this consent not to be unreasonably withheld or delayed. But either Party may, upon written notification to the other Party, assign, in whole or part, its rights and obligations under this Agreement or a Product Agreement to an Affiliate or, in connection with a merger, consolidation or sale of substantially all of the business to which this Agreement or a Product Agreement relates, to an unrelated third party.

26.3       Severability. If any provision of this Agreement or any Product Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.

26.4        Waiver. Failure by PATHEON or Client to enforce the terms and conditions of the Agreement shall not affect or impair such terms or conditions, or the right of PATHEON or Client to avail itself of such remedies as it may have for any breach of such terms or conditions under the provisions of this Agreement, in equity or at law.

26.6       Independent Contractors. The Parties are independent contractors and this Agreement or a Product Agreement will not be construed to create between Patheon and Client any other relationship such as, by way of example only, that of employer-employee, principal, agent, joint-venturer, co-partners or any similar relationship.

26.7       No Third-Party Benefit or Right. Nothing in this Agreement or any Product Agreement will confer or be construed as conferring on any third party, other than a Patheon Affiliate performing manufacturing or other services hereunder, any benefit or the right to enforce any express or implied term of this Agreement or Product Agreement. The rights of the Parties to terminate, rescind or agree on any variation, waiver or settlement under this Agreement or any Product Agreement are not subject to the consent of any other person.

26.8        Other Terms. No terms, provisions or conditions of any purchase order or other business form or written authorization used by Client or Patheon will have any effect on the rights, duties or obligations of the parties, or otherwise modify, this Agreement or a Product Agreement, regardless of any failure of Client or Patheon to object to the terms, provisions, or conditions unless the document specifically refers to this Agreement or a Product Agreement and is signed by both parties.

26.9       Counterparts & "PDF". This Agreement and any Product Agreement may be executed in two or more counterparts, by original or electronic (including "pdf") signature, each of which will be considered an original, but all of which together will constitute one and the same instrument.

27.	GOVERNING LAW AND ARBITRATION

27.1      This Agreement and any Product Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation and all subsequent agreements arising from or related to this Agreement is governed by the laws of New York, without regard to any conflicts-of-law principle that directs the application to another jurisdiction's law. The United Nations Convention on the International Sale of Goods will not apply to this Agreement or any Product Agreement.

27.2        All matters arising out of or relating to this Agreement shall be adjudicated exclusively by the competent courts in New York City, State of New York, USA.

28	NOTICES.

28.1        All notices required to be given hereunder by either Party to the other must be in writing and will be valid and sufficient when dispatched to the other Party at the addresses set forth below (or such other address as may be specified from time to time in writing to the other) by registered mail. Any notice given by facsimile will be deemed validly and sufficiently given when dispatched provided that it is followed without delay by registered mail.

28.2        Addresses:

If to Patheon to:	If to Client to:

Thermo Fisher Scientific Cork Limited 25 - 28 North Wall Quay, Ireland. Attn.: [***] Phone: [***] Email: [***]
DERMAVANT SCIENCES GmbH
Viaduktstrasse 8
4051 Basel
Switzerland
Attn.: [***]

With copy to:

Dermavant Sciences, Inc.
3300 Paramount Parkway, Ste. 150
Morrisville, NC 27560
Attn.: [***]
Email: [***];
[***]

28.3        This provision shall not apply to communications between the Parties made in the ordinary course of business.

DERMAVANT SCIENCES, GmbH

By:	Markus Rohrwild
Name:	Dr Markus Rohrwild
Title:	Presiding Managing Director
Date:	June 29, 2022

Thermo Fisher Scientific Cork Limited

By:	EDEL COLLINS
Name:	EDEL COLLINS
Title:	General Manager
Date:	11 - June - 2022